                                                                    EXHIBIT 99.2

                                   SCHEDULE II

                          CRUM & FORSTER HOLDINGS CORP.
        CONDENSED FINANCIAL INFORMATION OF CRUM & FORSTER HOLDINGS CORP.
                                 BALANCE SHEETS

                                                                                                      DECEMBER 31,
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)                                                   2002               2003
                                                                                     ----------        -----------
ASSETS
Cash and cash equivalents                                                            $        5        $      363
Investment in consolidated subsidiaries                                                 972,250         1,139,239
                                                                                     ----------        ----------
   Total investments                                                                    972,255         1,139,602
Deferred income taxes                                                                     9,967             8,785
Other assets                                                                                  -            57,587
                                                                                     ----------        ----------
   Total assets                                                                      $  982,222        $1,205,974
                                                                                     ==========        ==========
LIABILITIES
Accounts payable and other liabilities                                               $    3,058        $    8,602
Long-term debt                                                                                -           291,257
                                                                                     ----------        ----------
   Total liabilities                                                                      3,058           299,859

STOCKHOLDER'S EQUITY
Common stock, $0.01 par value: 1,000 shares authorized
   100 issued and outstanding                                                                 -                 -
Additional paid-in capital                                                              748,735           740,993
Accumulated other comprehensive (loss) income, net of tax                                26,663            43,496
Retained earnings                                                                       203,766           121,626
                                                                                     ----------        ----------
    Total stockholder's equity                                                          979,164           906,115
                                                                                     ----------        ----------
    Total liabilities and stockholder's equity                                       $  982,222        $1,205,974
                                                                                     ==========        ==========

The condensed financial statements of Crum & Forster Holdings Corp. should be read in conjunction with the consolidated financial statements and accompanying notes of Crum & Forster Holdings Corp. included elsewhere herein.

                                   SCHEDULE II

                          CRUM & FORSTER HOLDINGS CORP.
        CONDENSED FINANCIAL INFORMATION OF CRUM & FORSTER HOLDINGS CORP.
                            STATEMENTS OF OPERATIONS

                                                                                  YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                        2001           2002           2003
                                                                    ---------      --------       --------
REVENUE
Equity in the net earnings (loss) of subsidiaries                   $(105,563)     $135,436       $152,015
Net investment income                                                      83             5            545
Realized investment gains                                                   -            46              -
Other income                                                                -        21,967              -
                                                                    ---------      --------       --------
    Total revenue                                                    (105,480)      157,454        152,560

EXPENSES
Interest expense                                                                          -         18,677
Other expenses                                                          1,546         3,229          6,898
                                                                    ---------      --------       --------
Income (loss) before income taxes                                    (107,026)      154,225        126,985

Income tax (benefit) expense                                             (517)        6,505         (8,760)
                                                                    ---------      --------       --------
NET INCOME (LOSS)                                                   $(106,509)     $147,720       $135,745
                                                                    =========      ========       ========

The condensed financial statements of Crum & Forster Holdings Corp. should be read in conjunction with the consolidated financial statements and accompanying notes of Crum & Forster Holdings Corp. included elsewhere herein.

                                   SCHEDULE II

                          CRUM & FORSTER HOLDINGS CORP.
        CONDENSED FINANCIAL INFORMATION OF CRUM & FORSTER HOLDINGS CORP.
                            STATEMENTS OF CASH FLOWS

                                                                                         YEARS ENDED DECEMBER 31,
(IN THOUSANDS)                                                                2001           2002          2003
                                                                           ---------      ---------      --------
OPERATING ACTIVITIES:
Net income (loss)                                                          $(106,509)     $ 147,720      $ 135,745
Adjustments to reconcile income (loss) to net cash used in operating activities:
      Equity in the net (earnings) loss of subsidiaries                      105,563       (135,436)      (152,015)
      Other, net                                                              (9,930)       (13,420)        16,232
                                                                           ---------      ---------      ---------
           Total adjustments                                                  95,633       (148,856)      (135,783)
                                                                           ---------      ---------      ---------
           Net cash used in operating activities                             (10,876)        (1,136)           (38)
                                                                           ---------      ---------      ---------
FINANCING ACTIVITIES:
Capital contributions                                                          9,073            311          1,076
Proceeds from issuance of long-term debt                                           -              -        290,955
Interest escrow deposit                                                            -              -        (63,115)
Deferred financing costs                                                           -              -        (10,635)
Dividend to stockholder                                                            -              -       (217,885)
                                                                           ---------      ---------      ---------
      Net cash provided by financing activities                                9,073            311            396
                                                                           ---------      ---------      ---------
      Net change in cash                                                      (1,803)          (825)           358
Cash and cash equivalents, beginning of year                                   2,633            830              5
                                                                           ---------      ---------      ---------
Cash and cash equivalents, end of year                                     $     830      $       5      $     363
                                                                           =========      =========      =========
Supplemental Cash Flow Information:
  Cash paid for interest                                                   $     -        $      -       $  16,427
                                                                           =========      =========      =========

The condensed financial statements of Crum & Forster Holdings Corp. should be read in conjunction with the consolidated financial statements and accompanying notes of Crum & Forster Holdings Corp. included elsewhere herein.